Exhibit 10.16

24th July 2009

Home Touch (Singapore) Pte Ltd
10Ubi Crescent, #6-67, Ubi Techpark,
Singapore 408564

Letter of Termination

Dear Mr. Lim,

On and behalf of Home Touch Limited, we would like to terminate our Distribution & Cooperation Agreement with the effective in 24th July 2009.

Yours sincerely,

Home Touch Limited

/s/ Mr. David Ng
Mr. David Ng
Director